UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
September 30, 2021

REGAL REXNORD CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511

(Address of principal executive offices, including zip code)

(608) 364-8800

(Registrant’s telephone number, including area code)

REGAL BELOIT CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.                    ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 4, 2021, in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2021 (as amended, supplemented or modified from time to time, the “Merger Agreement”), Regal Beloit Corporation (which, as described below, changed its name on October 4, 2021 to Regal Rexnord Corporation) (the “Company” or “Regal”) completed its previously announced combination with the Process & Motion Control business (“PMC Business”) of Rexnord Corporation (which changed its name on October 4, 2021 to Zurn Water Solutions Corporation) (“Rexnord”) in a Reverse Morris Trust transaction (the “Transactions”). Pursuant to the Transactions and subject to the terms and conditions of the Merger Agreement and the other definitive agreements entered into in connection therewith, (i) Rexnord transferred to its then-subsidiary Land Newco, Inc. (“Land”) substantially all of the assets, and Land assumed substantially all of the liabilities, of the PMC Business (the “Reorganization”), (ii) after which all of the issued and outstanding shares of common stock, $0.01 par value per share, of Land (“Land common stock”) held by a subsidiary of Rexnord were distributed in a series of distributions to Rexnord’s stockholders (the “Distributions”, and the final distribution of Land common stock from Rexnord to Rexnord’s stockholders, which was made pro rata for no consideration, the “Spin-Off”) and (iii) immediately after the Spin-Off, a subsidiary of Regal (“Merger Sub”) merged with and into Land (the “Merger”) and all shares of Land common stock (other than those held by Rexnord, Land, the Company, Merger Sub or their respective subsidiaries) were converted as of the effective time of the Merger (the “Effective Time”) into the right to receive 0.22296103 shares of common stock, $0.01 par value per share, of the Company (“Company common stock”), as calculated in the Merger Agreement. As of the Effective Time, Land, which held the PMC Business, became a wholly owned subsidiary of the Company.

Pursuant to the Merger, the Company issued approximately 27,055,945 shares of Company common stock to holders of Land common stock, which represents approximately 39.9% of the approximately 67,756,732 outstanding shares of Company common stock immediately following the Effective Time.

In addition, holders of record of Company common stock as of October 1, 2021 received $6.99 per share of Company common stock pursuant to a previously announced special dividend in connection with the Transactions (the “Special Dividend”).

At the time of the Merger, pursuant to the terms of the Employee Matters Agreement, dated as of February 15, 2021, by and among Rexnord, Land and the Company, the outstanding equity-based awards relating to Rexnord common stock (the “Rexnord Equity Awards”) that were held by employees of Land who remained employed by Land or one of its subsidiaries immediately following the closing of the Merger were (except for performance share units) converted into like-kind equity-based awards relating to Company common stock (the “Regal Equity Awards”) under the Company’s 2018 Equity Incentive Plan (the “Regal Plan”). The terms and conditions of the Regal Equity Awards are substantially similar to the corresponding Rexnord Equity Awards, except for certain adjustments summarized as follows:

•	The number of shares of Company common stock subject to the Regal Equity Awards was determined by dividing the number of shares of Rexnord common stock subject to the pre-conversion Rexnord Equity Awards by a ratio based on the price per share of Regal common stock compared to the price per share of the Rexnord common stock (the “Equity Award Adjustment Ratio”). In the case of stock options and phantom stock options, the exercise price per share of the Regal Equity Awards was determined by multiplying the exercise price per share of the pre-conversion Rexnord Equity Awards by the Equity Award Adjustment Ratio.

•	The definition of a “change of control” used in the Rexnord Equity Awards was updated to the definition set forth in the Regal Plan.

The Rexnord Equity Awards that were performance share units were either accelerated in full and settled in Rexnord common stock or converted into time-vesting restricted stock units under the Regal Plan relating to a number of shares of Company common stock, determined by dividing the number of shares of Rexnord common stock subject to the pre-conversion performance share units by the Equity Award Adjustment Ratio. Such converted time-vesting restricted stock units also reflect the updated definition of a “change of control” set forth in the Regal Plan.

In connection with the Special Dividend, then-outstanding equity awards relating to Company common stock were adjusted in accordance with the adjustment provisions of the Regal Plan to increase the number of shares subject to such awards and, in the case of stock appreciation rights, to adjust the strike price per share, in each case to preserve the intrinsic value of such awards.

The description of the Transactions in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, dated as of February 15, 2021 and the Separation and Distribution Agreement, dated as of February 15, 2021, which were filed as Exhibit 3.1 and Exhibit 10.1, respectively, to the Company’s Current Report on Form 8-K dated February 19, 2021, each of which is incorporated herein by reference. The Company’s joint proxy statement/prospectus-information statement on Form S-4, as amended, (Registration No. 333-255982), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 20, 2021, sets forth certain additional information regarding Regal and the Transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Transactions, on May 14, 2021, Land entered into a credit agreement (the “Land Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders named therein, providing for a delayed draw term loan facility with commitments thereunder in an aggregate principal amount of approximately $486.8 million, maturing on August 25, 2023 (the “DDTL Facility”).

The proceeds of the DDTL Facility were drawn by Land in a single drawing to fund a payment from Land to a subsidiary of Rexnord in connection with the Transactions pursuant to the terms of the Separation Agreement (the “Land Cash Payment”). Upon consummation of the Transactions, Land became an indirect wholly owned subsidiary of the Company and in connection therewith, the Land Credit Agreement was amended and restated (the “A&R Land Credit Agreement”) to add the Company as a party to the A&R Land Credit Agreement and as a guarantor of the obligations of Land thereunder. The subsidiaries of Regal that had provided a guaranty of the obligations under the Existing Credit Agreement (as defined below) prior to the consummation of the Transactions have also entered into a subsidiary guaranty agreement with respect to the obligations under the A&R Land Credit Agreement. Additionally, Land and any subsidiary of Land that provided a guaranty under the DDTL Facility have also entered into the subsidiary guaranty agreement with respect to the Existing Credit Agreement.

Borrowings under the A&R Land Credit Agreement will bear interest at floating rates based upon a reserve adjusted LIBOR rate or, at the Company’s election, an alternate base rate plus, in each case, an applicable margin determined by reference to the Company’s consolidated funded debt (net of certain cash and cash equivalents) to EBITDA ratio.

The A&R Land Credit Agreement contains customary events of default and financial and other covenants, including (i) a maximum leverage ratio (defined as, with certain adjustments, the ratio of the Company’s consolidated funded debt to EBITDA) as of the last day of any fiscal quarter of 4.00 to 1.00; and (ii) a minimum interest coverage ratio (defined as, with certain adjustments, the ratio of EBITDA to the Company’s consolidated cash interest expense) of 3.00 to 1.00 as of the last day of any fiscal quarter.

The description of the A&R Land Credit Agreement in this Item 2.03 is not intended to be complete and is qualified in its entirety by the full text of the A&R Land Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference. In the ordinary course of business, certain of the lenders under the A&R Land Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company and/or one or more of its subsidiaries for which they have received, and may in the future receive, compensation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

As previously disclosed, the composition of the Company’s Board of Directors (the “Board”) changed at the Effective Time. The size of the Board was increased to 11 directors and Theodore D. Crandall and Robin A. Walker-Lee were appointed to the Board.

The Company previously announced the appointment of Mr. Crandall and Ms. Walker-Lee and matters related thereto in the Company’s Current Report on Form 8-K, dated August 10, 2021, which Current Report is incorporated herein by reference.

Appointment of New Officers

At the Effective Time, pursuant to a previously announced appointment by the Board, Jerrald R. Morton became President, Integration - Motion Control Solutions of the Company. Mr. Morton joined Regal in 2015 and became President of the PTS segment in 2019. Prior to that position, Mr. Morton served as the Business Leader of PTS from 2017-2019 and Vice President of PTS from 2015-2016.

In addition, at the Effective Time, pursuant to previously announced appointments by the Board, Kevin J. Zaba became President, Motion Control Solutions of the Company and Daniel J. Klun became Vice President and Corporate Controller of the Company, in which capacity Mr. Klun serves as the Company’s principal accounting officer. Mr. Zaba has served as President of Rexnord’s PMC segment since 2016. He also served as the President of Rexnord’s Power Transmission Group from 2014 to 2016. Prior to joining Rexnord, Mr. Zaba served in various positions with Rockwell Automation, Inc., a leading global provider of industrial automation power, control and information solutions. For the last five years, Mr. Klun has held the role of Vice President of Finance at Rexnord with responsibility for the PMC segment. Prior to Rexnord, Mr. Klun served as an external auditor for the public accounting firm of Arthur Andersen and has also held subsequent positions with progressive FP&A and controllership experience inside of manufacturing companies such as APW Ltd., GE Healthcare & Quad Graphics.

Also as previously announced, at the Effective Time, Jason R. Longley ceased to serve as the Company’s principal accounting officer. Mr. Longley will serve as the Company’s Vice President of Financial Planning & Analysis.

The Company previously announced the aforementioned appointments and matters related thereto in the Company’s Current Reports on Form 8-K dated August 19, 2021 and September 9, 2021, which Current Reports are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, the Company’s shareholders approved (i) an amendment and restatement to the Company’s Amended and Restated Articles of Incorporation, effective April 27, 2015 (the “Articles of Incorporation”), to effect a change in the Company’s legal name from “Regal Beloit Corporation” to “Regal Rexnord Corporation” and (ii) an amendment and restatement of the Company’s Articles of Incorporation to increase the number of authorized shares of Company common stock from 100,000,000 to 150,000,000.

In addition, in connection with the closing of the Transactions, the Board amended and restated the Company's by-laws to reflect the change to the Company's legal name.

The Articles of Amendment and Restatement to the Company’s Articles of Incorporation to reflect the Company’s new legal name and increased number of authorized shares was filed with the Wisconsin Department of Financial Institutions and became effective on October 4, 2021. A copy of the Company’s Amended and Restated Articles of Incorporation, effective October 4, 2021, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

A copy of the Company's Amended and Restated Bylaws, effective October 4, 2021, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

In connection with the change of the Company’s legal name, the Company common stock, which trades on the New York Stock Exchange, ceased trading under the ticker symbol “RBC” and commenced trading under the ticker symbol “RRX” on October 5, 2021. There was no change in the CUSIP of the Company common stock in connection with the closing of the Transactions.

Item 7.01	Regulation FD Disclosure.

Press Release

On October 4, 2021, the Company issued a press release announcing the consummation of the Transactions, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or under the Exchange Act.

Item 8.01	Other Events

Redemption of Senior Notes

In connection with the closing of the Transactions, on September 30, 2021, the Company redeemed in full its senior notes due 2023 under the note purchase agreement, dated July 14, 2011 (as amended), by and between the Company and the purchasers thereto. Inclusive of principal, interest and the applicable make-whole payment, the total amount paid by the Company to redeem such senior notes was approximately $184 million. The Company funded such amounts with a combination of cash on hand and drawings under the Credit Agreement (as defined below).

Drawings Under Credit Agreement

As previously disclosed, on March 17, 2021, the Company entered into an amendment (the “First Amendment”) with the Company's lenders to the Amended and Restated Credit Agreement, dated August 27, 2018 (the “Existing Credit Agreement” and, as amended by the First Amendment, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders named therein. The First Amendment amended the Credit Agreement to, among other things, (i) permit the consummation of the Transactions, (ii) permit the incurrence of indebtedness to finance the Special Dividend; and (iii) provide an increase of $250 million in the aggregate principal amount of the revolving commitments under the Existing Credit Agreement. In connection with the closing of the Transactions, the Company drew upon the Credit Agreement to finance the payment of the Special Dividend. Immediately following the Effective Time, the Company had approximately $1.0 billion outstanding under the Credit Agreement, comprised of approximately $380 million outstanding under the revolving commitments under the Credit Agreement and approximately $620 million outstanding under the term loan commitments under the Credit Agreement.

This summary of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the First Amendment filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 17, 2021, which is incorporated herein by reference.

Termination of Commitment Letter for Regal Bridge Facility

As previously announced, concurrently with the execution of the Merger Agreement, Regal entered into a commitment letter dated as of February 15, 2021 (as modified pursuant to the terms of that certain Joinder to Commitment Letter dated as of March 17, 2021, the “Regal Commitment Letter”) pursuant to which certain financial institutions party thereto committed to provide senior bridge loans under a 364-day senior bridge loan credit facility in an aggregate principal amount of up to $2.126 billion (which we refer to as the “Regal Bridge Facility”), subject to the terms and conditions of the Regal Commitment Letter. As the Merger was consummated and the payment of amounts in connection therewith occurred without the use of the Regal Bridge Facility, the commitments under the Regal Commitment Letter were terminated in connection with the closing of the Transactions.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of the PMC Business.

The audited Combined Balance Sheets of the PMC Business as of December 31, 2020 and March 31, 2020, the related Combined Statements of Operations, Comprehensive Income and Cash Flows for each of the nine months ended December 31, 2020 and the fiscal years ended March 31, 2020 and 2019 and the Combined Statements of Changes in Parent Equity at March 31, 2020, 2019 and 2018 and December 31, 2020, and the notes related thereto, were included in the Company’s Registration Statement on Form S-4, as amended (Registration No. 333-255982), which was declared effective by the SEC on July 20, 2021, and are incorporated herein by reference.

The unaudited interim combined financial statements of the PMC Business required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

REGAL BELOIT CORPORATION

Exhibit Index to Report on Form 8-K

Exhibit Number	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of Regal Rexnord Corporation, effective October 4, 2021.
3.2	Amended and Restated Bylaws of Regal Rexnord Corporation, effective October 4, 2021.
10.1*	Amended and Restated Credit Agreement, dated as of May 14, 2021, by and among Land Newco, Inc., Regal Rexnord Corporation, various subsidiaries thereof, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders named therein.
99.1	Press Release of Regal Rexnord Corporation, dated October 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Items 601(a)(5) and/or 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: October 7, 2021	By:	/s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary